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CUSIP NO. 866942 10 5                13G                           Page 8 of 8
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                                    EXHIBIT A

                   SCHEDULE 13G - TO BE INCLUDED IN STATEMENTS
                   FILED PURSUANT TO RULE 13d-1(b) OR 13d-2(b)


                           RULE 13d-1(f)(1) AGREEMENT


         The undersigned agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Sun Hydraulics Corporation at July 26, 1998.


                                                         /s/ Robert S. Ferrell
                                                         ----------------------
                                                         Robert S. Ferrell


                                                         /s/ Ann R. Ferrell
                                                         ----------------------
                                                         Ann R. Ferrell


                                                         /s/ Bradley S. Ferrell
                                                         ----------------------
                                                         Bradley S. Ferrell